Exhibit 99.1

HYDRA INDUSTRIES ACQUISITION CORP. COMMON STOCK, RIGHTS AND WARRANTS TO COMMENCE TRADING SEPARATELY ON

DECEMBER 11, 2014

NEW YORK, NY, December 10, 2014 /PRNewswire/ - Hydra Industries Acquisition Corp. (NASDAQ: HDRAU) (the “Company”), a newly organized blank check company formed for the purpose of effecting a merger or other business combination with a target company, today announced that the holders of the Company’s units may elect to separately trade the common stock, rights and warrants underlying the units commencing on December 11, 2014. Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “HDRAU” and the common stock, rights and warrants are expected to trade under the symbols “HDRA”, “HDRAR” and “HDRAW”, respectively.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission on October 24, 2014.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the prospectus relating to the Company’s offering of units may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, a copy of the prospectus relating to the Company’s offering of units may be obtained from UBS Investment Bank, Attn: Prospectus Department/Syndicate, 299 Park Avenue, New York, NY 10171; Telephone: (888) 827-7275.

For more information: http://www.hydraspac.com

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s offering of units filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, http://www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company contact:

Jeff Lipkin

EVP, CFO & COO

Hydra Industries Acquisition Corp.

jeff.lipkin@hydramgmt.com

SOURCE Hydra Industries Acquisition Corp.